Exhibit 10.7

FMC Corporation Non-Qualified

Savings & Investment Plan

IMPORTANT NOTE

This document has not been approved by the Department of Labor, Internal Revenue Service or any other governmental entity. An adopting Employer must determine whether the Plan is subject to the Federal securities laws and the securities laws of the various states. An adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Employer’s particular situation. Fidelity Employer Services Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer’s attorney prior to execution.

TABLE OF CONTENTS

PREAMBLE

ARTICLE I – GENERAL
1.1	Plan
1.2	Effective Dates
1.3	Amounts Not Subject to Code Section 409A

ARTICLE 2 – DEFINITIONS
2.1	Account
2.2	Administrator
2.3	Adoption Agreement
2.4	Beneficiary
2.5	Board or Board of Directors
2.6	Bonus
2.7	Change in Control
2.8	Code
2.9	Compensation
2.10	Disabled
2.11	Eligible Employee
2.12	Employer
2.13	ERISA
2.14	Identification Date
2.15	Key Employee
2.16	Participant
2.17	Plan
2.18	Plan Sponsor
2.19	Plan Year
2.20	Related Employer
2.21	Retirement
2.22	Separation from Service
2.23	Unforeseeable Emergency
2.24	Valuation Date
2.25	Years of Service

ARTICLE 3 – PARTICIPATION
3.1	Participation
3.2	Termination of Participation

i

ARTICLE 4 – PARTICIPANT ELECTIONS
4.1	Deferral Agreement
4.2	Amount of Deferral
4.3	Timing of Election to Defer
4.4	Election of Payment Schedule and Form of Payment

ARTICLE 5 – EMPLOYER CONTRIBUTIONS
5.1	Matching Contributions
5.2	Other Contributions

ARTICLE 6 – ACCOUNTS AND CREDITS
6.1	Establishment of Account
6.2	Credits to Account

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS
7.1	Investment Options
7.2	Adjustment of Accounts

ARTICLE 8 – RIGHT TO BENEFITS
8.1	Vesting
8.2	Death
8.3	Disability

ARTICLE 9 – DISTRIBUTION OF BENEFITS
9.1	Amount of Benefits
9.2	Method and Timing of Distributions
9.3	Unforeseeable Emergency
9.4	Payment Election Overrides
9.5	Cashouts of Amounts Not Exceeding Stated Limit
9.6	Required Delay in Payment to Key Employees
9.7	Change in Control
9.8	Permissible Delays in Payment

ii

ARTICLE 10 – AMENDMENT AND TERMINATION
10.1	Amendment by Plan Sponsor
10.2	Plan Termination Following Change in Control or Corporate Dissolution
10.3	Other Plan Terminations

ARTICLE 11 – THE TRUST
11.1	Establishment of Trust
11.2	Grantor Trust
11.3	Investment of Trust Funds

ARTICLE 12 – PLAN ADMINISTRATION
12.1	Powers and Responsibilities of the Administrator
12.2	Claims and Review Procedures
12.3	Plan Administrative Costs

ARTICLE 13 – MISCELLANEOUS
13.1	Unsecured General Creditor of the Employer
13.2	Employer’s Liability
13.3	Limitation of Rights
13.4	Anti-Assignment
13.5	Facility of Payment
13.6	Notices
13.7	Tax Withholding
13.8	Indemnification
13.9	Permitted Acceleration of Payment
13.10	Governing Law

iii

PREAMBLE

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be implemented and administered in a manner consistent therewith.

ARTICLE I – GENERAL

1.1	Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2	Effective Dates.

(a)	Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.

(b)	Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except to the extent otherwise provided herein or in the Adoption Agreement, the Plan shall apply to amounts deferred and benefit payments made on or after the Amendment Effective Date.

(c)	Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3	Amounts Not Subject to Code Section 409A

Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect on October 3, 2004

ARTICLE 2 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1	“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.

2.2	“Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.

2.3	“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.4	“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.6	“Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.

2.7	“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.

2.8	“Code” means the Internal Revenue Code of 1986, as amended.

2.9	“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

2.10

“Disabled” means a determination by the Administrator that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer. A Participant will be considered Disabled if he is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.11	“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.12	“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.13	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.14	“Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.15	“Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.

2.16	“Participant” means an Eligible Employee who commences participation in the Plan in accordance with Article 3.

2.17	“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor and as amended from time to time.

2.18	“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement or any successor by merger, consolidation or otherwise.

2.19	“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.

2.20	“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer.

2.21	“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.

2.22	“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to reemployment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence may be substituted for the six month period.

Whether a termination of employment has occurred is based on whether the facts and circumstances, indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months).

An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.

If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a director.

If a Participant provides services both as an employee and as a member of board of directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Code Section 409A and the final regulations thereunder.

2.23	“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code section 1 52(b)(1), (b)(2) and (d)(1)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.24	“Valuation Date” means each business day of the Plan Year.

2.25	“Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

ARTICLE 3 – PARTICIPATION

3.1	Participation. The Participants in the Plan shall be those employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.

ARTICLE 4 – PARTICIPANT ELECTIONS

4.1	Deferral Agreement. If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee desires to defer Compensation. An Eligible Employee who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3 or in Section 4.01(c) of the Adoption Agreement, a deferral agreement becomes irrevocable at the close of the specified period.

4.2	Amount of Deferral. An Eligible Employee may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.

4.3	Timing of Election to Defer. Each Eligible Employee who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned. In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Reg. Sec. 1.409A - 2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee, if permitted by Section 2.01 of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee executes his deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee can be treated as initially eligible in accordance with Reg. Sec. 1.409A-2(a)(7).

4.4	Election of Payment Schedule and Form of Payment.

All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.

(a) If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee completes a deferral agreement, the Eligible Employee must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement and for any Employer contributions that may be credited to the Participant’s Account during the Plan Year from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement. If an Eligible Employee fails to elect a distribution event, he shall be deemed to have elected Separation from Service as the distribution event. If he fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

(b) If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee first completes a deferral agreement, the Eligible Employee must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee fails to elect a distribution event, he shall be deemed to have elected Separation from Service in the distribution event. If the fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1	Matching Contributions. If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.2	Other Contributions. If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. The contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

ARTICLE 6 – ACCOUNTS AND CREDITS

6.1	Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2	Credits to Account. A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions treated as allocated on his behalf under Article 5.

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1	Investment Options. The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.

7.2	Adjustment of Accounts. The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

ARTICLE 8 – RIGHT TO BENEFITS

8.1	Vesting. A Participant, at all times, has the 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement.

8.2	Death. The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement. If the Plan Sponsor does not elect to permit distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.

8.3	Disability. If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be made by the Administrator in its sole discretion.

ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1	Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2	Method and Timing of Distributions. Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4. Subject to the provisions of Section 9.6 requiring a six month delay for certain distributions to Key Employees, distributions following a payment event shall commence at the time specified in Section 6.0 1(a) of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Reg. Sec.1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

9.3

Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state or local income tax penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by section 9.6.

9.4	Payment Election Overrides. If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his Beneficiary regardless of whether the Participant had made different elections of time and/or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5	Cashouts Of Amounts Not Exceeding Stated Limit. If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he separates from service with the Related Employer for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a) of the Adoption Agreement in a single lump sum cash payment following such termination regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his Account or whether the Participant was receiving installments at the time of such termination. A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.

9.6	Required Delay in Payment to Key Employees. Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Key Employee as of the date of his Separation from Service (or Retirement, if applicable) shall not be made before the date which is six months after the Separation from Service (or Retirement, if applicable).

(a) A Participant is treated as a Key Employee if (i) he is employed by a Related Employer any of whose stock is publicly traded on an established securities market, and (ii) he satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 41 6(i)(5), at any time during the twelve month period ending on the Identification Date.

(b) A Participant who is a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six month delay in distributions for the twelve month period beginning on the first day of a month no later than the fourth month following the Identification Date. The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.

(c) The Plan Sponsor may elect to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions if the method satisfies each of the following requirements. The alternative method is reasonably designed to include all Key Employees, is an objectively determinable standard providing no direct or indirect election to any Participant regarding its application, and results in either all Key Employees or no more than 200 Key Employees being identified in the class as of any date. Use of an alternative method that satisfies the requirements of this Section 9.6(c ) will not be treated as a change in the time and form of payment for purposes of Reg. Sec.1.409A-2(b).

(d) The six month delay does not apply to payments described in Section 13.9 or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.

9.7

Change in Control. If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment. A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, but only if elected by the Plan

Sponsor in Section 11.03 of the Adoption Agreement. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7. All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

(a)	Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

(b)	Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

(c)

Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a proxy is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)

Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty (30%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a). In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)

Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation of the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

9.8	Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis.

(a)	The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed.

(b)	The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)	The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

ARTICLE 10 – AMENDMENT AND TERMINATION

10.1	Amendment by Plan Sponsor. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors or an officer or Plan Sponsor employee or committee authorized by the Board of Directors to amend the Plan. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued prior to the amendment.

10.2	Plan Termination. The Employer retains the right to terminate the Plan at any time and for any reason.

ARTICLE 11 – THE TRUST

11.1	Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2	Grantor Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.

11.3	Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

ARTICLE 12 – PLAN ADMINISTRATION

12.1	Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Section 12.2;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To comply with the reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA;

(i)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.

12.2	Claims and Review Procedures.

(a)	Initial Claim.

A Participant or Beneficiary (“Claimant”) who believes he is entitled to benefits under the Plan, or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Administrator. Except for small benefits paid pursuant to Section 9.5, no benefit will be paid under the Plan until a proper claim for benefits has been submitted.

(b)	Procedure for Review.

The Administrator shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification will comply with the applicable standards imposed under DOL Reg. §2520.104b-1(c). A Participant or Beneficiary may designate another individual to act as his authorized representative with respect to a claim for benefits under the Plan by providing a written notice of such authorization to the Administrator. Such designation must provide reasonable detail regarding the identity of the authorized representative. A Participant or Beneficiary may have only one authorized representative at any time.

(c)	Claim Denial Procedure.

If a claim is wholly or partially denied, the Administrator will notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 180 days from receipt of the claim. The extension notice will indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Administrator expects to render a benefit determination. A benefit denial notice will be written in a manner calculated to be understood by the Claimant and will set forth: (i) specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect such claim, with reasons therefor,, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under §502(a) of ERISA following an adverse benefit determination on review.

(d)	Appeal Procedure.

In the case of an adverse benefit determination, the Claimant or his representative will have the opportunity to appeal to the Administrator for review thereof by requesting such review in writing to the Administrator within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his representative will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information will be deemed “relevant” to a claim in accordance with DOL Reg. §2560-503-1 (m)(8). The Claimant or his representative will also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Administrator will review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)	Decision on Appeal.

The Administrator will notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Administrator determines that special circumstances require an extension of time for processing the appeal. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Administrator expects to render a benefit determination. An adverse benefit decision on appeal will be written in a manner calculated to be understood by the Claimant and will set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with DOL Reg. §2560- 503-1 (m)(8)) and (iv) a statement of the Claimant’s right to bring a legal action under §502(a) of ERISA.

(e)	Litigation.

In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time will forever bar the commencement of such action.

12.3	Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by Plan to the extent not paid by the Employer.

ARTICLE 13 – MISCELLANEOUS

13.1	Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2	Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

13.3	Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4	Anti-Assignment. Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the administrator, to satisfy any debt or liability to the Employer.

13.5

Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13.6	Notices. Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.

13.7	Tax Withholding. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

13.8	Indemnification. Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise. Indemnification under this Section 13.8 shall not be applicable to any person if the cost, loss, liability, or expense is due to the person’s gross negligence, fraud or willful misconduct or if the person refuses to assist in the defense of the claim against him.

13.9	Permitted Acceleration of Payment. The Plan may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A-3(j)(4).

13.10	Governing Law. The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

To record the amendment and restatement of the Plan to read as set forth herein, the Company has caused its authorized officer to execute the same this 17th day of December, 2008.

FMC Corporation

By:	/s/ Kenneth R. Garrett
Name:	Kenneth R. Garrett
Title:	Vice-President of Human Resources & Corporate Communications